ESCROW AGREEMENT

            THIS ESCROW AGREEMENT made this 26th day of April, 2005 (this "Agreement") by and among MPLC, Inc., a Delaware corporation ("MPLC"), Frank Farrell, on behalf of the current stockholders of MPLC (the "Designated Representative"), DAVID ALLEN, President ("Escrow Administrator") and NORTH FORK BANK, a New York banking corporation, as escrow agent (the "Escrow Agent").

                                    RECITALS

            WHEREAS, MPLC, and First Americas Partners, LLC ("First Americas") are parties to that certain Stock Purchase Agreement dated January 24, 2005 (the "Purchase Agreement") pursuant to which First Americas is acquiring shares of MPLC's common stock, $.01 par value which, after giving effect to such sale, shall constitute 90% of MPLC's common stock on a fully-diluted basis;

            WHEREAS, MPLC's plan of reorganization, which included the transactions contemplated by the Purchase Agreement, including this Escrow Agreement, has been approved (the "Plan");

            WHEREAS, the Plan contemplates that the current stockholders of MPLC shall appoint a committee to represent them to oversee distributions to the current stockholders of MPLC and such committee is composed of a single member, the Designated Representative;

            WHEREAS, pursuant to Section 5.5 of the Purchase Agreement to the extent that, immediately prior to the closing of the Purchase Agreement, MPLC has Allowed Claims or Administrative Expenses (each as defined in the Plan) that have not been satisfied (collectively, the "Outstanding Claims") then at such time MPLC and the Designated Representative on behalf of the current stockholders will enter into an escrow agreement with an escrow agent to be agreed to by the Designated Representative and MPLC.

            WHEREAS immediately prior to the closing of the Purchase Agreement MPLC will deposit into an escrow account with Escrow Agent [$1,300,000.00] ("Initial Escrow").

            WHEREAS, pursuant to Section 5.5 of the Purchase Agreement, MPLC and the Designated Representative have appointed David Allen to act as the administrator of the Escrowed Amount (the "Escrow Administrator") with the authority on behalf of the current stockholders and MPLC to (i) settle any of the Outstanding Claims and (ii) make interim distributions to the current stockholders assuming there is a sufficient reserve for Outstanding Claims; and

            WHEREAS, MPLC and the Designated Representative are desirous of entering into this Agreement and appointing as escrow agent hereunder Escrow Agent, and Escrow Agent is willing to act in such capacity on the terms and conditions set forth herein.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

            1. Establishment of Escrow Account. MPLC and the Designated Representative hereby appoint Escrow Agent as escrow agent for purposes of this Agreement and Escrow Agent accepts such appointment subject to the terms and conditions of this Agreement. Concurrently with the execution of this Agreement, the Escrow Agent shall establish an interest bearing account in the name of Millbrook Press Liquidation Company Inc. (the "Escrow Account"), account #9614024777, subject to the terms and conditions of this Agreement and to the extent not inconsistent with the terms hereof, Escrow Agent's customary procedures as set forth in Escrow Agent's applicable disclosures.

            2. Deposit of Property. Concurrently with the execution of this Agreement, MPLC is delivering the Initial Escrow to Escrow Agent. In addition, from time to time at Escrow Administrator's discretion, the Escrow Administrator on behalf of MPLC and the current stockholders of MPLC shall cause to be delivered to the Escrow Agent the Additional Escrow.

            3. Escrow Instructions.

            (a) Escrow Agent shall, and is hereby directed to, deliver from the Escrowed Amount upon joint written instructions from the Designated Representative and the Escrow Administrator such amounts which are determined by the Escrow Administrator to be necessary to enable the Escrow Administrator to
(i) settle any of the Outstanding Claims and (ii) make interim distributions to the current stockholders assuming that there is a sufficient reserve in the Escrowed Amount to cover any Outstanding Claims. At such time as all of the Outstanding Claims are settled, then upon joint written instructions from the Escrow Administrator and the Designated Representative, the Escrow Agent shall release any amounts remaining in the Escrow Account to such entity as is directed in such written instructions to enable the remaining balance of the Escrowed Amount to be distributed to Current Stockholders. In addition, the Escrow Agent shall be authorized to make distributions from the Escrowed Amount upon the issuance of a final non-appealable order of a court of competent jurisdiction directing the delivery of the Escrow Fund in a particular manner.

            4. Language Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the undersigned that:

            (a) The Escrow Agent shall not be under any duty to give the Escrowed Amount held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder.

            (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto (including the Purchase Agreement) except this Escrow Agreement. The Escrow Agent shall have no duty to enforce any obligation


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

of any person to make any payment or delivery or to direct or cause any payment or delivery to be made or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any other party heretofore, any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

            (c) The Escrow Agent shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted in good faith and in the exercise of its own judgment, except in the event of its willful misconduct or gross negligence. Except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees (either paid to retain attorneys or amounts representing the fair value of legal services rendered to or for itself) and disbursements (whether to a third party or for services rendered to itself) actually incurred, arising out of and in connection with this Escrow Agreement. The Escrow Agent is hereby granted a security interest in, and shall have a first lien on, the Escrowed Amount for any such losses, liabilities, claims, actions, damages and expenses. In furtherance of and without limiting the foregoing, the Escrow Agent shall not be liable for an damage or loss resulting from any delay or failure of performance arising out of the acts or omissions of any third parties, including, but not limited to various communication services, courier services, the Federal Reserve System, any other bank or any third party who may be affected by funds transactions, fire, mechanical, computer or electrical failures or other unforeseen contingencies, strikes or other causes beyond the reasonable control of Escrow Agent. In no event shall Escrow Agent be liable for lost profits or consequential, special, direct, indirect or punitive damages even if Escrow Agent has been advised of the possibility of the foregoing.

            (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

            (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice. The other parties hereto jointly and severally, agree to reimburse Escrow Agent for all reasonable counsel fees incurred by Escrow Agent pursuant to this
Section 3(e).


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

            (f) The Escrow Agent does not have any interest in the Escrowed Amount deposited hereunder but is serving as escrow agent only. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to interest earned on the Escrowed Amount and is not responsible for any other reporting. The other parties hereto jointly and severally agree to indemnify the Escrow Agent for any tax liability, penalties, or interest, incurred by the Escrow Agent arising hereunder and agree to pay in full any such tax liability together with penalty and interest if any is ultimately assessed against the Escrow Agent for any reason as a result of its actions hereunder (except for Escrow Agent's individual tax liability) This paragraph and paragraph 3(c) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

            (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any funds or other document or instrument held by or delivered to it.

            (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any property deposited hereunder.

            (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign for any reason upon thirty (30) days prior written notice to the Escrow Administrator and the Designated Representative specifying the date upon which such resignation shall take effect. In the event of such resignation, upon the expiration of the thirty (30) day period, the Escrow Agent may deliver the Escrowed Amount to any successor escrow agent appointed by Escrow Administrator and the Designated Representative; or if no successor has been appointed, to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement.

            (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

            (k) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Amount, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep the Escrowed Amount until such time as Escrow Agent shall have received either a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Amount or a written agreement executed by the Escrow Administrator and the Designated Representative directing delivery of the Escrowed Amount, in which event the Escrow Agent shall disburse the Escrowed Amount in accordance with such order or agreement or (ii) deposit at any time the Escrowed Amount into any court of competent jurisdiction and to commence an action in the nature of interpleader at the cost and expense of MPLC and Designated Representative to adjudicate the parties' rights thereto and thereafter shall have no further obligations or liabilities to anyone under this Agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said order is final and non-appealable.


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

            (l) The Designated Representative and the Escrow Administrator agrees to reimburse the Escrow Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable attorneys fees and expenses).

            (m) Unless otherwise agreed to by the parties, the exclusive forum for resolving disputes between the parties arising out of this Escrow Agreement shall be the United States Bankruptcy Court until a final decree of bankruptcy has been issued. Any action arising out of or concerning this Agreement shall be heard by a judge sitting without a jury. The parties hereto submit to the exclusive jurisdiction of the state court of the State of New York and waive any defense of inconvenient forum.

            (n) No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) that mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

            (o) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (i) with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties. This Escrow Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to the choice of law rules.

            (p) This Escrow Agreement may be modified, amended or supplemented only by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

            (q) Upon delivery by the Escrow Agent of the entire Escrowed Amount in accordance with this Escrow Agreement, the Escrow Agent shall be discharged from all of its obligations hereunder.

            5. Notices. Any notice required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered by hand to the addresses listed below or by next-business day delivery service or sent by facsimile or certified or registered mail, return receipt requested, postage prepaid, to the respective parties as provided below.


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

      If to MPLC:

      MPLC
      2 Old New Milford Road
      Brookfield, Connecticut 06804

      If to the Escrow Administrator:

      Mr. Dave Allen
      40 Edinburgh Lane
      Madison, Connecticut 06443

      If to the Designated Representative:

      Mr. Frank Farrell
      287 Devonshire Lane
      Orange Park County Club
      Orange Park, Florida 32073

      With a copy to:

      Mr. Ken Schlesinger
      Olshan, Grundman, Frome, Rosenzweig and Wolosky
      Park Avenue Tower
      65 East 65th St.
      New York, New York 10022

      If to Escrow Agent:

      North Fork Bank
      424 Madison Avenue
      Second Floor
      New York, New York
      Attn: Richard Stein
      Facsimile: 212-527-2696

            Each of the parties may change the address to which it desires notices to be sent if it notifies the other parties of such change in accordance with the provisions of this Section 4. Any notice will be deemed to be given:
(i) when received at the appropriate address(es), if delivered by hand, (ii) on the next business day after the day when properly dispatched by next-business day delivery service, (iii) on the day sent by telecopy (confirmation received) if sent on a business day (and otherwise on the first business day thereafter) and, (iv) if mailed, three business days after deposit in the United States mail, properly addressed, with proper postage affixed.

            6. Termination. Except as otherwise set forth herein, this Agreement shall terminate upon the release of all of the Escrowed Amount pursuant to
Section 2 hereof.


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

            7. Designated Representative. The Designated Representative shall act as the representative of the Current Shareholders and shall be authorized to act on behalf of the Current Shareholders and to take any and all actions required or permitted to be taken by current shareholders under this Agreement. In all matters relating to this Agreement, the Designated Representative shall be the only party entitled to assert the rights of the current shareholders and the Designated Representative shall perform all of the obligations of current shareholders hereunder. Escrow Agent shall be entitled to rely on all statements, representations and decisions of Designated Representative. The current shareholders shall be bound by all actions taken by the Designated Representative in his capacity thereof and agree that any notice given to the Designated Representative in accordance with the terms hereof shall be deemed to have been given to each of the current shareholders.

            8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            9. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

            10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision in such jurisdiction or the validity or enforceability of such provision in any other jurisdiction.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                     MPLC, INC.


                                     By: /s/ David Allen
                                     -------------------------------------------
                                     Name: David Allen
                                     Title: President


                                     /s/ David Allen
                                     -------------------------------------------
                                     David Allen, as Escrow Administrator


                                     /s/ Frank Farrell
                                     -------------------------------------------
                                     Frank Farrell, as Designated Representative


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

Agreed and Accepted:

The Escrow Agent:

[                                    ]


/s/ Richard Stein
-------------------------------------
Name:  Richard Stein
Title: Senior Managing Director/SVP


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